Exhibit 99.1

SAFLINK CORPORATION SETS RECORD DATE FOR SPIN-OFF OF FLO CORPORATION

Provides Update on IdentiPHI Merger

KIRKLAND, WA – December 20, 2007 – Saflink Corporation (OTC Bulletin Board: SFLK) today announced that its board of directors declared a special in-kind dividend of shares of FLO Corporation to Saflink’s stockholders to effect a pro rata spin-off of all of the shares of FLO Corporation common stock owned by Saflink. The record date for the special dividend will be December 24, 2007, and Saflink expects the payment date for the special dividend to be January 7, 2008.

The calculation for the special dividend rate of FLO shares to be distributed to holders of Saflink common stock will not include any shares of Saflink common stock that may be issued to Richard Kiphart upon the conversion of his outstanding debt to equity. Saflink amended the Notes Conversion Agreement, dated November 1, 2007, with Mr. Kiphart, a member of its board of directors, to remove the requirement that Mr. Kiphart’s outstanding promissory notes be converted into shares of Saflink common stock prior to the declaration of a dividend. As a result, Mr. Kiphart’s outstanding promissory notes will not be converted into shares of Saflink common stock prior to the special dividend. The agreement was amended so that Mr. Kiphart will receive a cash payment upon conversion of his debt based on the number of FLO shares he would have received if the conversion of his outstanding debt to equity had taken place prior to the spin-off of FLO shares. Saflink has agreed to make the cash payment to Mr. Kiphart at the time of the conversion of his debt to equity, which remains at Saflink’s discretion. In order to convert Mr. Kiphart’s debt to equity, Saflink’s stockholders must approve an increase in Saflink’s authorized shares of common stock in connection with the merger with IdentiPHI.

The special dividend rate will be set at the record date but is expected to be in an amount of 0.0111684 shares of FLO Corporation common stock for each share of Saflink common stock held as of the record date. For example, if you own 100,000 shares of Saflink common stock as of the record date you would be entitled to receive 1,116 shares of FLO common stock. Saflink’s stockholders will not receive fractional shares of FLO Corporation common stock in the distribution. As a result, no Saflink stockholders holding fewer than 90 shares of Saflink’s common stock as of the record date will receive shares of FLO Corporation common stock. Rather than distribute fractional shares, the distribution agent will combine the fractions, sell the shares in the open market and distribute the proceeds to Saflink’s stockholders who would have received fractional shares. The distribution agent will, at its sole discretion and without influence by Saflink or FLO Corporation, determine when, how, through which broker-dealer and at what price to make these sales.

Saflink’s stockholders need not take any action, make any payment or surrender any existing shares of Saflink’s common stock to participate in the spin-off. In addition, because no vote of Saflink’s stockholders is required, no proxy will be solicited in connection with the spin-off.

The special dividend of FLO Corporation shares will not affect the number of shares of Saflink’s common stock outstanding or the number of Saflink’s shares owned by each stockholder. Saflink’s stockholders entitled to the special dividend of FLO Corporation shares will receive a book-entry account statement reflecting their ownership of FLO Corporation common stock, or their brokerage account will be credited for the shares.

Saflink is preparing an information statement to describe the special dividend, which it will mail to its stockholders in advance of the special dividend. The information statement will include information regarding the procedures by which the special dividend will be effected and other details of the transaction. Saflink expects to mail the information statement to its stockholders on or about January 2, 2008.

The ex-dividend date has not yet been set. Stockholders who sell their shares of Saflink common stock after the record date of December 24, 2007, and on or before the payment date of January 7, 2008, may be selling their right to receive shares of FLO Corporation common stock in connection with the spin-off.

Saflink also provided an update regarding its proposed merger with IdentiPHI, Inc. Saflink has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the shares of Saflink common stock expected to be issued to IdentiPHI stockholders in the proposed merger. The registration statement contains a prospectus/proxy statement that will be mailed to Saflink’s stockholders once the registration statement is declared effective by the SEC. The completion of the merger remains subject to various closing conditions, including the approval by Saflink’s stockholders. Saflink currently expects to be able to mail the proxy statements to stockholders in early January 2008 and hold a special meeting of stockholders to vote on the proposed merger and other related matters in early February 2008.

In connection with the proposed merger, Mr. Kiphart has informed Saflink that he does not intend to remain a member of the board of directors of the combined company following the merger due to his numerous corporate and charitable commitments. “We sincerely appreciate all that Dick has done to support Saflink over the years both as a board member and as a significant stockholder, and we expect him to continue as a shareholder and informal advisor in the future.” said Steven M. Oyer, Saflink’s president and chief executive officer.

Mr. Oyer continued, “The process of restructuring Saflink has been an arduous journey requiring the patience and support of our stockholders and employees. I believe the spin-off of the FLO Corporation shares and the proposed merger with IdentiPHI will be the culmination of these efforts and the beginning of new opportunity to build value for stockholders.”

About Saflink

Saflink Corporation offers biometric security, smart card and cryptographic technologies that help protect intellectual property and control access to secure facilities. Saflink security technologies are key components in identity assurance management solutions that allow administrators and security personnel to positively confirm a person’s identity before access is granted. Saflink cryptographic technologies help to ensure that sensitive information is accessed only by the intended recipient(s). For more information, please visit http://www.saflink.com or call 800-762-9595.

NOTE: “Saflink” is a registered trademark of the Saflink Corporation. “FLO” is a registered trademark of FLO Corporation.

This release contains information about our management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These factors include the risk that the proposed merger between Saflink and IdentiPHI may not be approved by our stockholders, IdentiPHI’s or our inability to satisfy the closing conditions of the merger, the risk that the two companies’ businesses will not be integrated successfully and the significant costs related to the proposed merger. Additional factors include, but are not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products, our ability to compete with competitors and the growth of the security market, and those included in our annual report on Form 10-K, as well as other documents we periodically file with the Securities and Exchange Commission.

MEDIA CONTACT:

Sterling Communications, Inc.

Katie James

(206) 388-5758

kjames@sterlingpr.com

INVESTOR RELATIONS CONTACT:

Investor Awareness, Inc.

Tony Schor

(847) 945-2222

tony@investorawareness.com